As filed with the Securities and Exchange Commission on July 12, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

ORAMED PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0376008
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Oramed Pharmaceuticals Inc. Amended and Restated 2019 Stock Incentive Plan

(Full Title of the Plan)

Vcorp Services, LLC

1811 Silverside Road

Wilmington, Delaware 19810

(Name and address of agent for service)

(888) 528 2677

(Telephone number, including area code, of agent for service)

Copies to:

Oded Har-Even, Esq.

Howard E. Berkenblit, Esq.

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Telephone: (212) 660-3000

Facsimile: (212) 660-3001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☒	Smaller reporting company	☒
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On October 23, 2019, Oramed Pharmaceuticals Inc. (the “Company”) filed a Registration Statement on Form S-8 (File No. 333-234303) (the “Original Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 1,000,000 shares of common stock, par value $0.012 per share of the Company (the “Common Stock”), that may be issued pursuant to the Company’s 2019 Stock Incentive Plan (the “2019 Plan”).

On August 11, 2020, the Company filed a Registration Statement on Form S-8 (File No. 333-244380) (the “Second Registration Statement”) with the Commission to register an additional aggregate of 2,000,000 shares of Common Stock that may be issued pursuant to the 2019 Plan.

The Company is filing this Registration Statement on Form S-8 to register an additional 4,500,000 shares of Common Stock which may be issued in connection with securities awards, which may hereafter be granted under the 2019 Plan, as amended.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement and the Second Registration Statement are incorporated herein by reference, except for Item 3 and Item 8 of Part II of the Original Registration Statement and the Second Registration Statement, which are being updated by this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have been filed by us with the Commission, are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a) Our Annual Report on Form 10-K for the fiscal year ended August 31, 2021, filed with the Commission on November 24, 2021;

(b) Our Quarterly Reports on Form 10-Q for the quarterly period ended November 30, 2021, filed with the Commission on January 11, 2021; for the transition period between September 1, 2021 and December 31, 2022, filed with the Commission on March 30, 2022; and for the quarterly period ended March 31, 2022, filed with the Commission on May 12, 2022;

(c) Our Current Reports on Form 8-K filed with the Commission on September 1, 2021, October 29, 2021, November 4, 2021, December 8, 2021, January 12, 2022, February 28, 2022, April 4, 2022, June 30, 2022 and July 7, 2022; and

(d) The description of our common stock contained in our Form 8-A filed with the Commission on May 29, 2003, as updated by our Form 8-A filed with the Commission on February 7, 2013, including any amendments or reports filed for purposes of updating such description.

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits

Exhibit No.	Description

4.1	Composite Copy of Certificate of Incorporation, as amended as of January 22, 2013, corrected February 8, 2013, as amended as of July 25, 2014, corrected September 5, 2017 and as further amended as of August 3, 2020 (incorporated by reference from our annual report on Form 10-K filed November 24, 2020).

4.2	Second Amended and Restated By-laws (incorporated by reference from our current report on Form 8-K filed July 15, 2021).

5.1*	Opinion of Sullivan & Worcester LLP.

23.1*	Consent of Sullivan & Worcester LLP (Contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5.1).

23.2*	Consent of Kesselman & Kesselman, Independent Registered Public Accounting Firm.

24.1*	Powers of Attorney (Included in the signature page to this registration statement).

99.1	Oramed Pharmaceuticals Inc. Amended and Restated 2019 Stock Incentive Plan (Incorporated by reference to Appendix A of the registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on June 30, 2020).

99.2	First Amendment to Oramed Pharmaceuticals Inc. Amended and Restated 2019 Stock Incentive Plan (Incorporated by reference to Appendix A of the registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on June 2, 2022).

107*	Filing Fee Table

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on July 12, 2022.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and Chief Executive Officer

Each person whose signature appears below authorizes each of Nadav Kidron and David Silberman, or either of them acting individually, as his or her true and lawful attorney-in-fact, each with full power of substitution, to sign the Registration Statement on Form S-8 of Oramed Pharmaceuticals Inc., including any and all post-effective amendments, in the name and on behalf of each such person, individually and in each capacity stated below, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nadav Kidron	President, Chief Executive Officer and Director	July 12, 2022
Nadav Kidron	(Principal Executive Officer)

/s/ David Silberman	Chief Financial Officer and Treasurer	July 12, 2022
David Silberman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Miriam Kidron	Director	July 12, 2022
Miriam Kidron

/s/ Arie Mayer	Director	July 12, 2022
Arie Mayer

/s/ Yadin Rozov	Director	July 12, 2022
Yadin Rozov

/s/ Leonard Sank	Director	July 12, 2022
Leonard Sank

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